                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                           MARC PHARMACEUTICALS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                          13-4169954
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(State of Incorporation or Organization)                       (IRS Employer
                                                            Identification No.)

    350 BEDFORD STREET, STAMFORD, CT                               06901
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(Address of Principal Executive Offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which each
         to be so registered                    class is to be registered

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If this form relates to the registration of a class of securities pursuant   [ ]
to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant   [X]
to Section 12(g) of the Exchange X Act and is effective pursuant to General
Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form related:
333-97687 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
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                                (Title of class)

                           CLASS A REDEEMABLE WARRANT
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                                (Title of class)

                           CLASS B REDEEMABLE WARRANT
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                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Incorporated by reference from 333-113734.

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ITEM 27.  INDEX TO EXHIBITS:

Exhibit No.     Description of Exhibit
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1(a)            Form of Placement Agreement
1(b)            Form of Placement Agent's Warrant
1(c)            Form Placement Agent Registration Rights Agreement
3(a)            Articles of Incorporation, as amended
3(b)            By Laws
4(a)            Form of Common Stock Purchase Class A redeemable Warrant,
                exercise price $.50
4(b)            Form of Common Stock Purchase Class B redeemable Warrant,
                exercise price $1.00
4(c)            Form of Stock Certificate
5               Opinion re: Legality
10(a)           Employment Agreement dated January 1, 2004, by and between Marc
                Pharmaceuticals, Inc. and Robert M. Cohen
10(b)           Sponsored Research Agreement, dated June 19, 2002, by and
                between Marc Pharmaceuticals, Inc. and Weill Medical College of Cornell University
10(c)           Sponsored Research Agreement dated January 21, 2004, by and between Marc Pharmaceuticals, Inc. and Weill Medical College of
                Cornell University
10(d)           Exclusive License Agreement dated June 19, 2002, by and between
                Marc Pharmaceuticals and Cornell Research Foundation, Inc.
10(e)           Form Lock-Up Agreement
10(f)           Schedule 10(f) identifying lock-up agreements that are
                substantially similar to Exhibit 10(e) in all material respects except to the parties thereto and the amount of shares of common stock of the company that are locked up
10(g)           Form Escrow Agreement
10(h)           Form Warrant Agreement
10(i)           Consulting Agreement dated September 1, 2002, by and between
                Marc Pharmaceuticals, Inc. and Dr. Brij B. Saxena
10(j)           Consulting Letter Agreement dated January 1, 2004, by and
                between Marc Pharmaceuticals, Inc. and Joel San Antonio
10(k)           Form Subscription Agreement
10(l)           Specimen Promissory Note for Loan
10(m)           Schedule 10(m) identifying promissory notes that are
                substantially similar to Exhibit 10(l) in all material respects except to the parties thereto, the date of the note and the amount of the loan
10(n)           Promissory Note in favor of Joel San Antonio dated July 18,
                2002, as amended
10(o)           Agreement of Use, dated March 8, 2004, by and between Marc
                Pharmaceuticals, Inc. and Warrantech Corporation
10(p)           First Amendment to Exclusive License Agreement by and
                between Marc Pharmaceuticals, Inc. and Cornell Research
                Foundation, Inc. dated July 30, 2004
10(q)           Letter Agreement by and between Marc Pharmaceuticals, Inc. and
                Weill Medical College of Cornell University dated July 9, 2004
23(a)           Consent of Weinick Sanders Leventhal & Co., LLP
23(b)           Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP
                (included in Exhibit 5)

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

          MARC PHARMACEUTICALS, INC.                  SEPTEMBER 21, 2004
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                (Registrant)                                 Date

          By:  /s/ Robert M. Cohen
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             Name:  Robert M. Cohen
             Title: Chief Executive Officer, Chief Financial Officer,
                        President and Secretary

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